As filed with the Securities and Exchange Commission on July 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FaceBank Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	26-4330545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

FaceBank Group, Inc.

1330 Avenue of the Americas

New York, NY 10019

(212) 672-0055

(Address of principal executive offices, including zip code)

fuboTV Inc. 2015 Equity Incentive Plan, as amended

FaceBank Group, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

David Gandler

Chief Executive Officer

FaceBank Group, Inc.

1330 Avenue of the Americas

New York, NY 10019

(212) 672-0055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. Day, Esq. Megan J. Baier, Esq. Mark G.C. Bass, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800	Simone Nardi Chief Financial Officer FaceBank Group, Inc. 1330 Avenue of the Americas New York, NY 10019 (212) 672-0055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share:
FaceBank Group, Inc. 2020 Equity Incentive Plan	3,307,977	(2)	$8.88	(3)	$29,374,835.76	$3,812.85
FaceBank Group, Inc. 2020 Equity Incentive Plan (Options)	8,825,336	(4)	$8.93	(5)	$78,810,250.48	$10,229.57
fuboTV Inc. 2015 Equity Incentive Plan, as amended (Options)	7,842,011	(6) (7)	$1.35	(8)	$10,586,714.85	$1,374.16
TOTAL:	19,975,324				$118,771,801.09	$15,416.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the FaceBank Group, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and the fuboTV Inc. 2015 Equity Incentive Plan, as amended (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents (i) 3,291,310 shares of common stock reserved for issuance pursuant to future awards under the 2020 Plan and (ii) 16,667 shares of common stock that will be reserved for issuance pursuant to future awards under the 2020 Plan upon the forfeiture of an option award outstanding under the 2014 Plan (as hereinafter defined). To the extent that any awards outstanding under the 2015 Plan or the Company’s 2014 Incentive Stock Plan (the “2014 Plan”) expire, are forfeited or are otherwise repurchased by the Registrant on or subsequent to the date of this Registration Statement, the shares of common stock reserved for issuance pursuant to such awards will become available for issuance as shares of common stock under the 2020 Plan. The maximum number of shares that can be added to the 2020 Plan from the 2015 Plan and 2014 Plan, in the aggregate, is 11,875,329. See footnote 4 below.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low reported sale prices of the shares of the Registrant’s common stock on the OTC Venture Market on July 7, 2020.

(4)	Represents 8,825,336 shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 2020 Plan as of the date of this Registration Statement.

(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $8.93 per share, which is the weighted average exercise price of stock option awards outstanding under the 2020 Plan (rounded up to the nearest cent) as of the date of this Registration Statement.

(6)	Pursuant to the Agreement and Plan of Merger and Reorganization dated as of March 19, 2020 (the “Merger Agreement”) by and among FaceBank Group, Inc., fuboTV Acquisition Corp. and fuboTV Inc., upon the closing on April 1, 2020 of the transaction contemplated by the Merger Agreement, the Registrant assumed certain outstanding options under the fuboTV Inc. 2015 Equity Incentive Plan (the “Assumed Awards”) and such Assumed Awards were automatically converted into awards in respect of shares of the Registrant’s common stock, subject to appropriate adjustments to the number of shares issuable pursuant to such Assumed Awards as provided in the Merger Agreement.

(7)	Represents 7,842,011 shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 2015 Plan as of the date of this Registration Statement. To the extent that any such awards expire, are forfeited or are otherwise repurchased by the Registrant on or subsequent to the date of this Registration Statement, the shares of common stock reserved for issuance pursuant to such awards will become available for issuance under the 2020 Plan, subject to the maximum limit set forth in the 2020 Plan. See footnote 2 above.

(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.35 per share, which is the weighted average exercise price of stock option awards outstanding under the 2015 Plan (rounded up to the nearest cent) as of the date of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

FaceBank Group, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on May 29, 2020;

2. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on July 6, 2020;

3. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the Registrant’s fiscal year ended December 31, 2019 (other than the portions of these documents not deemed to be filed); and

4. The description of the Company’s securities contained in the Registration Statement on Form 8-A, filed on January 27, 2015 (File No. 000-55353), as updated by the description of the Company’s securities contained in Exhibit 4.6 of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Section 607.0831 of the Florida Business Corporation Act, or the “FBCA”, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable (relating to liability for unlawful distributions); (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, a corporation generally has the power to indemnify any person who was or is a party to any proceeding because the individual is or was a director or officer of the corporation if (a) the director or officer acted in good faith; (b) the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and (c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the director or officer did not meet the relevant standard of conduct described in this section of the FBCA. Unless ordered by a court, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

For purposes of the indemnification provisions of the FBCA, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.

Section 607.0852 of the FBCA provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0853 of the FBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

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Section 607.0854 of the FBCA provides that, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. The Registrant’s Articles of Incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the FBCA provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the FBCA provides that a corporation has the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is entitled to indemnification as set forth therein, and Section 607.0858 of the FBCA provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the FBCA provides that, unless ordered by a court under provisions of Section 607.0854 of the FBCA, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858 or advance expenses to a director or officer under Section 607.0853 or Section 607.0858 if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

Our articles of incorporation provide that we shall indemnify any present or former officer or director, or person exercising powers and duties of an officer or a director, to the fullest extent now or hereafter permitted by law.

Our bylaws provide that the corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Our bylaws also provide that the corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification will be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person has been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the corporation is required to indemnify that person against expenses actually and reasonably incurred by him or her in connection therewith.

Any indemnification under such authority, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the applicable provisions of the FBCA and our bylaws. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected in accordance with the bylaws; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The bylaws further provide that expenses incurred by an officer or director in defending a civil or criminal proceeding shall be paid by the Registrant in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Registrant. Expenses incurred by other employees and agents shall be paid in advance upon such terms or conditions that the board of directors deems appropriate. The indemnification and advancement of expenses provided pursuant to the bylaws are not exclusive, and the Registrant may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Indemnification and advancement of expenses as provided in the bylaws shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

The bylaws state that if the Registrant fails to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the registrant who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that: (i) the director, officer, employee, or agent is entitled to mandatory indemnification under the bylaws, in which case the court shall also order the Registrant to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (ii) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Registrant of its power pursuant to the bylaws; or (iii) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in the relevant bylaw provisions.

Under the bylaws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the bylaws. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

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We have entered into indemnification agreements with our directors, executive officers and others, in addition to indemnification provided for in our bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Exhibit	Filing Date	File No.
4.1	2014 Incentive Stock Plan	10-K	4.1	April 16, 2014	333-176093
4.2	fuboTV Inc. 2015 Equity Incentive Plan, as amended	10-Q	10.2	July 6, 2020	000-55353
4.3	Form of Stock Option Award Agreement for the fuboTV Inc. 2015 Equity Incentive Plan	10-Q	10.3	July 6, 2020	000-55353
4.4	FaceBank Group, Inc. 2020 Equity Incentive Plan	10-Q	10.4	July 6, 2020	000-55353
4.5	Form of Stock Option Award Agreement to the FaceBank Group, Inc. 2020 Equity Incentive Plan	10-Q	10.5	July 6, 2020	000-55353
5.1*	Opinion of Anthony L.G., PLLC, counsel to the Registrant
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of LJ Soldinger Associates, LLC
23.3*	Consent of Marcum LLP
23.4*	Consent of Anthony L.G., PLLC (included in Exhibit 5.1)
24.1	Power of attorney (contained on signature page hereto)

* Filed herewith.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 13, 2020.

FACEBANK GROUP, INC.

By:	/s/ David Gandler
David Gandler
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Gandler and Simone Nardi, and each one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Gandler	Chief Executive Officer and Director	July 13, 2020
David Gandler	(Principal Executive Officer)

/s/ Simone Nardi	Chief Financial Officer	July 13, 2020
Simone Nardi	(Principal Financial and Accounting Officer)

/s/ Edgar Bronfman, Jr.	Executive Chairman and Director	July 13, 2020
Edgar Bronfman, Jr.

	Head of Studio and Director	July 13, 2020
John Textor

/s/ Alexander Bafer	Director	July 13, 2020
Alexander Bafer

	Director	July 13, 2020
Pär-Jörgen Pärson

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